MTBC Secures $5 Million Credit Facility with Silicon Valley Bank

SOMERSET, N.J., October 13, 2017 (Globe Newswire) – MTBC (NASDAQ:MTBC) (NASDAQ: MTBCP), a leading provider of cloud-based healthcare IT solutions and services, today announced that it has entered into a $5 million secured line of credit to support growth initiatives with Silicon Valley Bank (SVB), the bank of the world’s most innovative companies and their investors.

“We’re pleased to partner with MTBC during this exciting time in the Company’s growth,” said Scott McCarty, Director at Silicon Valley Bank. “MTBC is driving important advancements to healthcare administration. Our goal is to provide the best financing, connections and global services to support the Company’s success.”

“MTBC has a repeatable business model, and we appreciate Silicon Valley Bank’s flexibility to structure a line of credit that supports continued organic growth, potential acquisitions and enables us to achieve our corporate objectives” said Bill Korn, Chief Financial Officer. “We are pleased to be collaborating with Silicon Valley Bank and look forward to a long-term relationship.”

MTBC’s revolving line of credit from Silicon Valley Bank provides up to $5 million of capital to be used for growth and general corporate purposes. The Agreement contains additional covenants, terms, and conditions including obtaining SVB’s approval of potential acquisition opportunities.

About Silicon Valley Bank

For more than 30 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers throughout the United States. Our integrated Software-as-a-Service (SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on TWITTER, LINKEDIN and FACEBOOK.

Forward-Looking Statements

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

(732) 873-5133